UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 23, 2014

TIBCO Software Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26579	77-0449727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3303 Hillview Avenue

Palo Alto, California 94304-1213

(Address of principal executive offices, including zip code)

(650) 846-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On June 23 and 24, 2014, representatives of TIBCO Software Inc. (the “Company”), including Vivek Ranadive, Chairman and Chief Executive Officer, will be engaging in ordinary course meetings with certain shareholders and potential investors. Mr. Ranadive has an option award which expires on July 3, 2014 with respect to 900,000 shares of Company common stock underlying the option. This option award was granted on July 3, 2007 and the exercise price for each share of common stock is $8.99. Mr. Ranadive plans to exercise this option in its entirety prior to expiration, and intends to sell a sufficient amount of shares to cover the cumulative exercise price of the options and any applicable taxes. After selling the shares to cover the exercise price and any taxes, Mr. Ranadive, consistent with past practice, currently intends to hold the balance of the shares purchased in connection with his exercise of the option. Neither Mr. Ranadive nor the Company undertake to provide any further updates on the exercise of this or any other equity award in the future, except as specifically required by any applicable securities law or regulation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIBCO Software Inc.

By:	/s/ William R. Hughes
William R. Hughes Executive Vice President, General Counsel and Secretary

Date: June 23, 2014